EXHIBIT 13.1

CERTIFICATION OF PERIODIC FINANCIAL REPORTS
UNDER 18 U.S.C 1350

In connection with the Annual Report on Form 20-F of Perion Network Ltd., (the "Issuer"), for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies that:

1.	The Report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

/s/ Josef Mandelbaum Josef Mandelbaum Chief Executive Officer

Date: March 22, 2012